Exhibit 10.37

LOAN AGREEMENT

(Alpine Valley)

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of November 19, 2012 by and between SYCAMORE LAKE INC., an Ohio corporation (“Sycamore”), PEAK RESORTS, INC., a Missouri corporation (“Peak”, and, together with Sycamore, jointly and severally, “Borrower”) and EPT SKI PROPERTIES, INC., a Delaware corporation (“Lender”).

RECITALS

A.                                    Sycamore is the owner of a ski resort located in Chesterland, Geagua County, Ohio and legally described on Exhibit A attached hereto (the “Alpine Valley Land”).

B.                                    Peak has entered into a certain Stock Purchase Agreement, dated October 17, 2012, to purchase the issued and outstanding shares of no par value common stock (the “Stock”) of Sycamore.

C.                                    Borrower intends to undertake the construction of certain capital improvements on the Alpine Valley Land (collectively referred to herein as the “Alpine Valley Project”), including without limitation, certain renovations and improvements as set forth in the Project Budget for the Alpine Valley Project (the “Alpine Valley Project Budget”) attached hereto as Exhibit B. The improvements located within the Alpine Valley Project (collectively, the “Alpine Valley Improvements”), together with all fixtures, fittings, appliances, apparatus, machinery, furnishings, equipment, furniture or other personal property and any replacements thereof or substitutes there for now or at any time hereafter located on or used in any way in connection with the operation of the Alpine Valley Land and/or Alpine Valley Improvements (the “Alpine Valley Personal Property”), and together with the Alpine Valley Project, are hereinafter collectively called the “Alpine Valley Premises”.

D.                                    Borrower desires to borrow from Lender an amount up to Five Million Fifty Thousand and No/100 Dollars ($5,050,000.00) (the “Loan”) to fund (i) Peak’s acquisition of the Stock, (ii) the Alpine Valley Project Budget, and (iii) certain payments under the debt service reserve account established by that certain Debt Service Agreement, dated of even date herewith, entered between Borrower and Lender.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and agreements herein contained, the parties agree as follows:

ARTICLE I

BORROWER’S REPRESENTATIONS, COVENANTS,

WARRANTIES AND AGREEMENTS

As a material inducement to Lender’s entering into this Agreement, Borrower hereby represents, covenants and warrants to, and agrees with Lender as follows:

1.1.                            Truth of Recitals. Each of the foregoing Recitals is true and correct in all material respects.

1.2.                            Organization and Authority. Sycamore and Peak, respectively, is each an entity duly organized and validly existing under the laws of the state referenced above, and each agrees to maintain its existence as such entity until the Loan is paid in full. Borrower has full right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the other Loan Documents (as hereinafter defined), and any other documents and instruments to be executed and delivered by Borrower pursuant to this Agreement.

1.3.                            Enforceability. This Agreement constitutes, and the Loan Documents and any other documents and instruments to be executed and delivered pursuant to or in connection with this Agreement, when executed and delivered pursuant hereto, will constitute, the duly authorized, valid and legally binding obligations of the party or parties executing the same, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency or other similar laws affecting the rights of creditors generally, and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

1.4.                            Execution and Delivery. The execution and delivery of this Agreement, the Loan Documents, and any other documents or instruments to be executed and delivered by Borrower pursuant thereto, the consummation of the transactions herein, or therein, and compliance with the terms and provisions hereof, will not: (a) to the best of Borrower’s knowledge, violate any presently existing material provisions of law or any presently existing applicable material regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality or any applicable material statute, ordinance, code or law; or (b) conflict or be inconsistent with, in any material respect, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, agreement, or contract of any kind to which Borrower is a party or by which Borrower may be bound.

1.5.                            Pending Actions. To the best of Borrower’s knowledge, there are no petitions, actions suits, or proceedings pending or threatened against or affecting Borrower or the Alpine Valley Premises before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind (including, without limitation, any actions or petitions to alter or declare invalid any laws, ordinances, rules, regulations, permits, certificates, restrictions or agreements authorizing or relating to the Alpine valley premises) (individually a “Legal Prohibition”), which might adversely affect the performance by Borrower of its obligations pursuant to, and as contemplated by the, terms and provisions of this Agreement, or Borrower’s intended construction, use or operation of the Alpine Valley Premises. Borrower agrees that during the term of the Loan, Borrower shall promptly furnish to Lender a written notice of any litigation in which either Borrower or the Alpine Valley Premises is named as defendant, or which in any material respect affects or relates to the Alpine Valley Premises or Borrower, and, upon written request from Lender, shall furnish to Lender copies of all pleadings or orders filed or entered therein, or with respect thereto.

1.6.                            Financial Statements. Any financial statements and other financial information heretofore furnished, or caused to be furnished, to Lender relating to Borrower and the Alpine valley Project are true, accurate and complete in all material respects as of the date specified therein, were prepared in accordance with accepted accounting principles on a basis consistent with that of preceding years, and fully and accurately present in all material respects the financial condition of Borrower as of the date specified. Since the date of such statements, there has been no material adverse change in the business or financial condition of Borrower.

1.7.                            No Violations. Borrower has not received any notice of default under any contract, agreement or commitment to which it is a party or by which it is bound, the effect of which will adversely affect the performance by Borrower of its obligations under or pursuant to this Agreement. To the best of Borrower’s knowledge, neither the construction of the Alpine Valley Project nor the use thereof as contemplated herein violates or will upon completion violate at any time in the future: (a) any material Development Requirements (hereinafter defined); (b) any material building or other permit or license issued with respect to the Alpine Valley Project or any portion thereof: or (c) any material condition, easement, right-of-way, covenant or restriction affecting the Alpine Valley Premises, or any portion thereof. Borrower knows of no basis upon which such authorities may fail or refuse to issue occupancy permits with respect to the Alpine Valley Improvements upon completion thereof.

1.8.                            Title. Borrower is the sole owner of the Alpine Valley Land free and clear of all other liens, claims, rights and encumbrances, and subject only to the matters listed in Exhibit C attached hereto (the “Alpine Valley Permitted Exceptions”). Without Lender’s prior written approval, Borrower shall not allow any of the following actions to be undertaken or completed with respect to all or any part of the Alpine Valley Land: (a) the imposition of any restrictive covenants or encumbrances; (b) the execution or filing of any site plan, plat of dedication or plat of subdivision; (c) any conversion to a condominium or cooperative; or (d) any annexation to any city.

1.9.                            Complete Information. No representation or warranty of Borrower contained herein or in any of the Loan Documents, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to Lender by or on behalf of Borrower contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not materially misleading. To the best of Borrower’s knowledge, all information material to the transactions contemplated herein has been expressly disclosed in writing by Borrower to Lender.

1.10.                     Character of Loan; Usury. The proceeds of the Loan will be used solely for the purposes set forth in this Agreement. The Loan is not being made for the purpose of purchasing or carrying margin stocks, and Borrower agrees to execute all instruments necessary to comply with all of the requirements of Regulation U of the Federal Reserve System. The Loan is an exempt transaction under the Truth-in-Lending Act. Neither the performance by Borrower of its obligations hereunder or under the Loan Documents, or any other documents and instruments delivered pursuant hereto or in connection herewith, nor the interest rate under the Note, nor any other aspect of the transaction contemplated hereby, shall cause the Loan to be usurious or illegal under applicable law.

1.11.                     Brokerage. No brokerage fees or commissions are payable in connection with the Loan to be disbursed by Lender hereunder. Borrower shall protect, defend, indemnify and hold Lender harmless for, from add against all loss, reasonable cost, liability and reasonable expense, incurred by Lender as a result of any claim for a broker’s or finder’s fee by any person or entity in connection with the transaction herein contemplated.

1.12.                     Personal Property. Except as otherwise specified herein, Borrower shall fully pay for all Alpine Valley Personal Property, including, without limitation, all fixtures, fittings, appliances, apparatus, machinery, furnishings, equipment, furniture and other personal property located on the Alpine Valley Premises, and any replacements thereof or substitutions therefor, now or at any time hereafter located upon or used in any way in connection with the operation of the Alpine Valley Premises. Except as otherwise specified herein, all of the Alpine Valley Personal Property will be owned by Borrower in Borrower’s name. Notwithstanding anything to the contrary herein, Borrower may acquire fixtures, appliances, machinery, furnishings, equipment, furniture and other personal property relating to the Alpine Valley Project under lease or lease/purchase arrangements so long as (i) the terms thereof are market rate arms-length transactions, and (ii) the costs associated therewith are not included in the Construction Costs (as hereinafter defined).

1.13.                     Budgets. The Borrower has previously provided the Alpine Valley Project Budget to Lender. Prior to receiving any construction disbursements relating to the Alpine Valley Project, Lender shall have approved all aspects of the Alpine Valley Project Budget, including contingency, reserve and retainage provisions satisfactory to Lender, and all expenses and costs incurred or estimated to be incurred, and reserves to be established and maintained in connection with the acquisition of the Alpine Valley Land and the Alpine Valley Personal Property, construction and completion of the Alpine Valley Project, marketing and other soft costs, operating deficits and costs and expenses of the Loan (the “Total Costs”). The Alpine Valley Project Budget shall further identify all costs of the Alpine Valley Project which may be funded from the proceeds of the Loan (the “Construction Costs”). To the best of Borrower’s knowledge, the Alpine Valley Project Budget is accurate and complete. The Loan will be sufficient to finally and fully complete and pay for all of the Construction Costs.

1.14.                     Compliance with Development Requirements. Borrower shall perform or cause to be performed all material obligations required to be satisfied by the owner or developer of the Alpine Valley Premises under any and all contracts, agreements, statutes, ordinances, rules, resolutions and declarations, recorded or unrecorded, made with or promulgated by any governmental or administrative authority, agency or body, or any other entity, public or private, with respect to, on account of, arising out of, or otherwise affecting the development of the Alpine Valley Premises, including, but not limited to, zoning, building and environmental protection laws, codes, ordinances, orders and regulations, and the Americans with Disabilities Act of 1990, and any amendments or modifications thereto, (collectively, the “Development Requirements”). Borrower shall, after completion of the Alpine Valley Project, obtain all certificates, statements or other documentation evidencing compliance with the Development Requirements reasonably requested by Lender.

1.15.                     Project Agreements. Borrower will hereafter furnish Lender with true and complete copies (including all amendments and modifications) of any and all Development Requirements evidenced by documents, agreements and instruments specifically entered into by Borrower (all of the foregoing are sometimes collectively referred to herein as the “Project Agreements”). To the best of Borrower’s knowledge, each of the Project Agreements is in full force and effect, no material default has occurred under any of them, and, to the best of Borrower’s knowledge, no event has occurred which, with the giving of notice or passage of time, or both, could give rise to a material default under any of them. Borrower will perform all of its covenants, agreements and undertakings, and will satisfy all conditions precedent on the part of Borrower to be performed under the Project Agreements. Borrower will not materially modify or amend, and will not cancel or terminate, any of the Project Agreements without first obtaining Lender’s written consent thereto. Borrower shall, after completion of the Alpine Valley Project obtain all certificates, statements or other documentation evidencing compliance with the Project Agreements reasonably requested by Lender.

1.16.                     Liens and Encumbrances. Borrower has not made any contract or arrangement of any kind which has given rise to (or the performance of which by the other party thereto would give rise to) a lien or claim of lien on the Alpine Valley Land or other collateral covered by the Loan Documents, except for its arrangements with the Construction Company (as hereinafter defined) or subcontractors who have executed (or will execute upon completion of the work being performed by such contractors or subcontractors) lien waivers or subordinations satisfactory to the Title Company (as hereinafter defined) and Lender, in the form furnished to and approved by Lender. Other than the Permitted Exceptions, Borrower agrees that the Alpine Valley Premises shall be kept free and clear of all liens and encumbrances (unless the same are bonded over or insured over by the Title Company in a manner satisfactory to Lender) of every nature or description (whether for taxes or assessments, or charges for labor, materials, supplies or services or any other thing) (a “Lien”). Without limitation of the foregoing, Borrower will not permit any instrument or document affecting the Alpine Valley Premises to be recorded without Lender’s prior written consent thereto.

1.17.                     Affirmation of Representation and Warranties. Borrower warrants and covenants that the representations and warranties set forth in this Agreement will be true in all material respects at the date of the Initial Disbursement (as hereinafter defined). Borrower agrees that any Request for Advance (as hereinafter defined) made by Borrower hereunder shall constitute an affirmation by Borrower that, as of the date of such Request for Advance: (a) Borrower has performed, observed and complied in all material respects with all of its representations, warranties, covenants and agreements contained herein; and (b) all representations and warranties made by Borrower herein are true and correct in all material respects with the same force and effect as if made on such date. All warranties, representations, covenants and agreements made herein, or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement, shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf (and Borrower hereby acknowledges such reliance by Lender in making the Loan and all disbursements thereof). All such representations, warranties, covenants and agreements shall survive the making of any or all of the disbursements contemplated hereby and herein, and shall continue in full force and effect as long as there remains unperformed any obligation to Lender hereunder, or under any of the Loan Documents.

ARTICLE II

GENERAL CONDITIONS OF LOAN

2.1.                            Required Documentation. On or prior to the Initial Disbursement (as hereafter defined) hereunder, Borrower shall execute and deliver or cause to be duly executed and delivered to Lender the following documents, all of which shall be in form and substance satisfactory to Lender (such documents, together with this Agreement, those documents described in Section 3.2 hereof, and all other documents and instruments given as security for the indebtedness evidenced by the Note are herein sometimes collectively called the “Loan Documents”):

(a)                                 Note. Promissory Note (Alpine Valley) (the “Note”), of even date herewith, in the amount of Five Million Fifty Thousand and No/100 Dollars ($5,050,000.00), executed by Borrower and payable to the order of Lender, as set forth therein, which Note has a maturity date as set forth therein (the “Maturity Date”).

(b)                                 Mortgage. Open-End Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing (the “Mortgage”), dated of even date herewith, executed by Borrower in favor of Lender, securing the Note.

(c)                                  Assignment of Leases and Rents. Assignment of Leases and Rents (the “Assignment of Leases”), of even date herewith, executed by Borrower in favor of Lender, securing the Note.

(d)                                 Security Agreements. Such instruments and documents as may be necessary to create and perfect, in favor of both Lender and the trustee under the separate liens and security interests upon all Alpine Valley Personal Property owned by Borrower, and agreements collaterally assigned by Borrower, including, without limitation, uniform commercial code financing statements (“UCCs”).

(e)                                  Debt Service Reserve and Security Agreement. Debt Service Reserve and Security Agreement, dated of even date herewith, entered between Borrower and Lender.

(f)                                   Environmental Indemnity Agreement. Environmental Indemnity Agreement, dated of even date herewith, executed by Borrower in favor of Lender.

(g)                                  Payment Guaranty. Payment Guaranty, executed by JFBB Ski Areas, Inc., a Missouri corporation, Mad River Mountain, Inc., a Missouri corporation, S N H Development, Inc., a Missouri corporation, LBO Holding, Inc., a Maine corporation, Mount Snow, Ltd., a Vermont corporation, Hidden Valley Golf and Ski, Inc., a Missouri corporation, Snow Creek, Inc., a Missouri corporation, Paoli Peaks, Inc., a Missouri corporation, Deltrecs, Inc., an Ohio corporation, Brandywine Ski Resort, Inc., an Ohio corporation, Boston Mills Ski Resort, Inc., an Ohio corporation, and WC Acquisition Corp., a New Hampshire corporation (together, “Guarantor”), dated of even date herewith, for the benefit of Lender.

(h)                                 Option Agreement. Option Agreement, dated of even date herewith, entered between Borrower and Lender.

(i)                                     Assignment of Permits and Licenses. Assignment of Permits and Licenses from Borrower to Lender assigning, to the extent assignable, all building permits for the Alpine Valley Project, together with all other permits, authorizations, licenses, approvals, patents, tradenames or other rights as may be necessary to enable Lender to complete the Alpine Valley Project.

ARTICLE III

3.1.                            Additional Requirements. In addition to the documents described in Section 2.1 above, prior to the Initial Disbursement hereunder (or at such later date as may be indicated with respect to a particular item), Borrower shall deliver or cause to be delivered to Lender each of the following, all of which shall be in form and substance satisfactory to Lender. The making of the Initial Disbursement by Lender without receipt of any of the following items shall not constitute a waiver by Lender of the right to receive such item:

(a)                                 Title Insurance. If requested by Lender, upon recording of the Mortgage, an ALTA Loan Policy, issued by First American Title Insurance Company (the “Title Company”), insuring that as of the date of the Initial Disbursement hereunder, the Mortgage creates in favor of Lender a valid and prior lien on the Mortgaged Property (as defined therein), which constitutes an interest in the Alpine Valley Premises, subject only to the Permitted Exceptions, without any exception mechanic’s liens.

(b)                                 Assignment of Any Construction Contracts. In the event that Borrower enters into any construction contract for Alpine Valley Improvements upon the Alpine Valley Premises or in connection with the Alpine Valley Project, Borrower shall provide Lender an Assignment of Construction Contract and Consent from Borrower to Lender, in form and content acceptable to Lender, assigning: (i) the construction contract (the “Construction Contract”) with Borrower’s construction company (the “Construction Company”); and (ii) the rights and interests, it any, of Borrower in or under any other contracts, prime contracts, subcontracts, sub-subcontracts or purchase orders applicable to the Alpine Valley Project; together with the consent of the Construction Company.

(c)                                  Architect’s Certificate. To the extent that Borrower engages any architect during the term of the Loan in connection with the construction of the Alpine Valley Improvements at the Alpine Valley Project, Borrower shall provide to Lender a certificate from any such architect of Borrower (“Borrower’s Architect”) certifying to Lender that: (1) the Plans and Specifications to the Alpine Valley Project comply, in all material respects, with all Development Requirements and Project Agreements; (2) if the Alpine Valley Project is constructed in accordance with the Plans and Specifications, the Alpine Valley Project will comply with all applicable Development Requirements and Project Agreements; (3) all permits, licenses and approvals necessary for construction and completion of the Alpine Valley Project have been issued by all environmental protection and other governmental agencies as having jurisdiction over the Alpine Valley Project, or will be obtained by Borrower prior to the date Borrower takes any actions requiring the same to be obtained; and (4) adequate ingress and egress to the Alpine Valley Premises is available over public streets, rights of way or perpetual easements.

(d)                                 UCC Searches. Uniform Commercial Code searches made within a reasonable time period before the closing of the transactions contemplated herein (the “Closing Date”), in the office of the appropriate Secretary of State with respect to all names used by Borrower. Such searches must show no filings relating to the Alpine Valley Premises other than those made hereunder, or no filings which are objectionable to Lender.

(e)                                  Litigation Searches. Litigation searches made within a reasonable time period before the Closing Date, concerning Borrower and Alpine Valley Premises.

(f)                                   Entity Documents. Such documents and instruments as Lender may reasonably require with respect to the valid existence and authorization of Borrower and Guarantor.

(g)                                  Construction and Architectural Agreements. Prior to any Lender’s advance for Construction Costs of the Alpine Valley Project, to the extent that Borrower has contracted for such services, Lender shall be provided certified copies of any such Construction Contract, and, if requested by Lender, all subcontracts in excess of Two

Hundred Fifty Thousand and No/100 Dollars ($250,000.00), together with evidence satisfactory to Lender that the Construction Contract includes all work and materials necessary for completion of the Alpine Valley Project.

(h)                                 Plans and Specifications. Lender shall be provided copies of all or the plans and specifications for the Alpine Valley Project showing the location thereof, including, without limitation, preliminary development plans and final construction plans, specifications and working drawings, with such changes thereto as Lender or its separate architect, if any (“Lender’s Architect”), may reasonably request (all of said plans and specifications, as approved by Lender, being herein called the “Plans and Specifications”). Without limitation of the foregoing, Borrower will deliver to Lender evidence satisfactory to Lender that all governmental authorities, including, without limitation, development agencies and offices having jurisdiction over the Alpine Valley Premises (and whose approval of the Alpine Valley Project portion of the Plans and Specifications is required) have approved the Plans and Specifications, and that the Alpine Valley Project portion of the Plans and Specifications complies with the Project Agreements, if any.

(i)                                     Project Budget. Prior to the first advance for Construction Costs of the Alpine Valley Project, the Alpine Valley Project Budget.

(j)                                    Fees and Expenses. Borrower shall have paid the fees and expenses referenced in Section 4.8 below.

(k)                                 Survey/Express Map. Lender shall not be required to make any additional advances, following the Initial Disbursement, until such time as Lender has received, at Borrower’s expense, an Express Map issued through the Title Company, in a form acceptable to Lender.

(l)                                     Other Documents. Such other documents and instruments as Lender may reasonably require.

3.2.                            Request for Advances. In addition to each and every covenant, condition, agreement and requirement to be performed hereunder by Borrower, as a condition to Lender’s obligation to make any disbursements hereunder from time to time, Lender shall be furnished with the documents and instruments specified below (herein sometimes referred to collectively as a “Request for Advance”), each such document and instrument to contain such information and be in form and substance reasonably satisfactory to Lender as of the time submitted by Borrower. Each such document and instrument shall be duly completed, signed and sworn to by the party or parties required to execute same.

(a)                                 Application For Advance. Lender’s standard form of “Application For Advance” certified by Borrower (if required by Lender, also certified by the general contractor for the Alpine Valley Project) to Lender, specifying by name, address and amount all parties who have provided, or to whom Borrower is obligated for providing labor, materials or services for the construction of the Alpine Valley Improvements, and all other expenses incident to the Loan, the Alpine Valley Project or the construction of the Alpine Valley Improvements, whether or not specified in the Alpine Valley Project Budget, and requesting a disbursement of proceeds of the Loan for the payment of such items.

(b)                                 Borrower’s Affidavit and Statement. A “Borrower’s Affidavit and Statement,” from Borrower to Lender, certifying that all statements, invoices, bills and other expenses incident to the construction of the Alpine Valley Project incurred to the date of such certificate, whether or not specified in the Alpine Valley Project Budget, have been paid in full, except for any retainages and items to be paid pursuant to the proposed Request for Advance.

(c)                                  Waivers. Waivers and releases of lien on forms approved by Lender and the Title Company from the Construction Company, if applicable, and each materialman, contractor and subcontractor who has done work or furnished materials for construction of the Alpine Valley Project, as set forth in each Application For Advance (together with copies of invoices, vouchers and other supporting documentation relating to amounts for which payment is requested and which are not included in the contractor’s draw request) and such sworn statements, affidavits, indemnities, bonds and other documents or instruments as may be required by Lender.

(d)                                 Title Endorsements. Continuation and date-down endorsements to the Title Insurance Policy insuring the priority of the Mortgage for the full amount theretofore, and then being advanced as a valid first lien on the Alpine Valley Premises as of the date of, and including the amount covered by, each such endorsement.

(e)                                  Architect’s Certificate. An Architect’s certificate executed by Borrower’s Architect, if applicable, certifying with respect to those matters deemed necessary by Lender regarding the items to be paid pursuant to the applicable Request for Advance, the current status of the construction of the Alpine Valley Improvements, the current accuracy of the Alpine Valley Project Budget, and such other matters as Lender deems relevant to the proposed Request for Advance.

(f)                                   Other Documents. Such other documents, instruments, certifications and information as may be reasonably required by Lender.

3.3.                            Completion Documents. In addition to each and every other condition hereof, upon completion of the construction of the Alpine Valley Project, Lender will be furnished with the following documents:

(a)                                 Final Waivers. Upon completion of the Alpine Valley Project, if requested by Lender, final waivers and releases of Lien on forms specified by the Title Company and approved by Lender from the Construction Company, and each materialman and contractor who has done work, performed services or furnished materials for construction of the Alpine Valley Improvements or the Alpine Valley Project.

(b)                                 Final Occupancy. If applicable, final certificate(s) of occupancy covering the completed Alpine Valley Project, or other written evidence that the applicable governmental authorities of the City or County have approved the occupancy of the related Alpine Valley Improvements.

(c)                                  Construction. Such certificates or other evidence as may be required by Lender evidencing that the Alpine Valley Project has been completed in a good and workmanlike manner in accordance with the requirements of this Agreement, the Development Requirements and the Project Agreements.

ARTICLE IV

FURTHER COVENANTS, CONDITIONS AND AGREEMENTS

Borrower hereby further covenants, warrants and agrees with Lender as follows:

4.1.                            Construction of the Improvements. Borrower shall cause construction of the Alpine Valley Project, to be prosecuted with diligence in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and all building, zoning and other applicable governmental laws, statutes, ordinances, regulations, rules, permits and requirements affecting the Alpine Valley Premises.

4.2.                            Correction of Construction Defects. Borrower will, at its own expense, remedy in a manner satisfactory to Lender, such portions or aspects of the construction of the Alpine Valley Premises as Lender may reasonably determine are not in compliance (in all material respects) with the Plans and Specifications, or any applicable governmental laws, ordinances, statutes, rules and regulations. Any disputes as to compliance will be initially submitted for resolution to Borrower’s Architect and Lender’s Architect.

4.3.                            Inspections. Borrower will permit, and will cooperate with Lender in arranging for, inspections from time to time of the Alpine Valley Premises during normal business hours by Lender’s Architect or by any other representatives of Lender. In the event that Lender’s Architect or other representatives furnish Lender with reports covering such inspections Lender may, but is not under any obligation whatsoever to, furnish Borrower with copies of any of said reports. Borrower further acknowledges and agrees that neither Lender, nor Lender’s Architect, representatives, agents or contractors, shall be deemed to be in any way responsible for any matters related to design or construction of the Alpine Valley Improvements.

4.4.                            Maintenance. Borrower shall keep and maintain the Alpine Valley Premises in good order, condition and repair in all material respects, and will make, as and when the same shall become necessary, all structural and non-structural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen, repairs and maintenance as necessary or appropriate. Borrower will suffer or commit no waste to the Alpine Valley Premises or any portion thereof. Borrower will, at its expense, promptly repair, restore, replace or rebuild any part of the Alpine Valley Premises which may be damaged or destroyed by any casualty or as the result of any taking under the power of eminent domain. Borrower shall cause all repairs, maintenance, rebuilding, replacement and/or restoration to be (in the opinion of Lender) of equivalent quality. Except as provided in this Agreement, Borrower will not cause, suffer or permit the construction of any buildings, structures, or improvements on the Alpine Valley Premises without the prior written consent of Lender, to the proposed construction, as well as to the plans and specifications relating thereto. After completion, none of the buildings, structures, or improvements erected or located on the Alpine Valley Premises shall be removed, demolished or substantially or structurally altered in any material respect without the prior written consent of Lender, except for replacement of worn out or obsolete improvements.

4.5.                            Compliance with Laws. Borrower will comply in all material respects with all: (a) building, zoning, fire, health, environmental and use laws, codes, ordinances, rules, and regulations;

(b) covenants and restrictions of record; (c) easements which are in any way applicable to the Alpine Valley Premises or any part thereof or to the construction of any improvements thereon and the use or enjoyment thereof; and (d) the Project Agreements.

4.6.                            Performance of Agreements. Borrower will duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the: (a) Loan Documents; (b) the Project Agreements; and (c) any other documents, instruments and agreements delivered by Borrower in connection herewith or pursuant hereto; and will not suffer or permit any default or Event of Default (as hereinafter defined) to exist under any of the foregoing. Borrower will not materially modify, materially amend, terminate or waive any material provisions or conditions of any of the Project Agreements, or any other documents, instruments and agreements delivered by Borrower in connection herewith, or pursuant hereto, without Lender’s prior written consent.

4.7.                            Inspection of Records. Borrower will allow Lender, its representatives or agents, at any time during normal business hours, access to the records and books of account, including any supporting or related vouchers or papers, kept by or on behalf of Borrower, its representatives or agents, in connection with the Alpine Valley Premises, such access to include the right to make extracts or copies thereof.

4.8.                            Fees and Expenses. Borrower shall pay all registration and recording fees, title insurance fees for the cost of a new loan policy issued in connection with the Alpine Valley Project, and escrow fees and costs of surveys, including the Express Map. Borrower shall also pay, on demand by Lender, all reasonable costs and expenses associated with underwriting, closing, monitoring the building construction, or funding the proceeds of the Loan (but specifically excluding Lender’s attorneys’ fees), together with any and all other out-of-pocket costs, expenses and fees (including, without limitation, appraisal costs and fees, Lender’s independent consulting engineer’s/architect’s costs, expenses and fees throughout the term of the Loan, other construction and environmental consultant’s costs and fees, and closing work, and any other costs, expenses and fees in connection with this transaction) incurred by Lender in connection with the Loan (whether or not the same closes, or is ever disbursed).

4.9.                            Change Orders. Borrower will not cause or allow any deviations from the approved Plans and Specifications without the prior written consent of Lender, except in connection with Change Orders (as hereinafter defined) not requiring Lender’s approval as provided below. No extra work or materials shall be ordered or allowed and no change shall be made in the Construction Contract (all such extra work or materials and changes in the foregoing types of contracts being herein called “Change Orders”) without the prior written consent of Lender, except that such written consent shall not be required with respect to individual Change Orders entered into prior to the date hereof, or involving a cost of less than One Hundred Thousand and No/100 Dollars ($100,000.00) until the aggregate costs reflected by all Change Orders theretofore issued and not consented to by Lender exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) at any time. Lender shall be furnished with copies of all Change Orders and pending Change Orders issued, whether or not Lender’s prior written consent with respect thereto has been required hereunder or obtained pursuant hereto. Without limitation of the foregoing, in the event any such Change Orders shall be made, extra work or materials shall be ordered or allowed or any change to the Plans and Specifications is made, to the extent the portion of the Loan budgeted for such work in the Alpine Valley Project Budget is, in Lender’s reasonable judgment, insufficient to cover the same, Borrower shall advance funds sufficient (in Lender’s reasonable judgment) to cover any excess costs resulting from such Change Orders, extras or changes.

4.10.                     Use. Borrower will not make, suffer, or permit, without the prior written consent of Lender, any use of the Alpine Valley Premises for any purpose other than that specified herein.

4.11.                     Transfer Restrictions. Borrower, without the prior written consent of Lender (which consent may be withheld in Lender’s sole discretion), shall not mortgage, lease, grant a security interest in, assign, sublease, sell, transfer, pledge or otherwise dispose of or further encumber, whether by operation of law or otherwise, any legal or equitable interest in any or all of the Alpine Valley Premises, the rents, issues or profits therefrom, or the contracts, agreements, permits, licenses or other documents, rights or interests pledged or assigned to Lender in connection with the transactions contemplated herein. Without the prior written consent of Lender (which consent may be withheld in Lender’s sole discretion), Borrower shall not incur a change in its ownership. The foregoing prohibitions in this Section 4.11 are hereinafter referred to as a “Prohibited Transfer”.

4.12.                     Borrower’s Deposit. If Lender’s Architect or Lender (based upon information provided by Lender’s Architect) at any time determines that for any reason the undisbursed proceeds of the Loan shall be less than the amount necessary, in Lender’s reasonable judgment, to pay for all work done and to be done and all other costs and expenses for completion of construction of the Alpine Valley Project as shown by the then current Alpine Valley Project Budget, and Borrower’s undertakings hereunder, including, without limitation, interest on the Note; as a condition precedent to Lender’s obligation to disburse any further proceeds of the Loan, Borrower will, within ten (10) days after written request by Lender, deposit any such deficiency in cash (or other security satisfactory to Lender) with Lender, which deposit shall first be exhausted before any further disbursement of the Loan shall be made. Any amounts deposited by Borrower hereunder to pay any such deficiency shall be deposited in a cash collateral account with Lender, subject to a security interest in favor of Lender, shall not bear interest and shall be applied by Lender as Lender shall direct to pay costs and expenses in connection with the Alpine Valley Project. If an Event of Default shall occur and be continuing, Lender, in addition to all other rights which it may have, shall have the unconditional right, at its option, to apply, in whole or in part, any amounts deposited by Borrower with Lender with respect to such deficiency, to the payment of the Loan in such order and priority as Lender shall deem appropriate.

4.13.                     Nature of Business. Borrower covenants and agrees that it shall not: (a) fundamentally change the general character or nature of its business as conducted at the time of this Agreement; (b) engage in any type of business not reasonably related to its business as presently conducted; (c) merge or consolidate into or with, or convey or sell all or substantially all of its assets to, any other person or entity, without the prior written consent of Lender; or (d) change its form or state of incorporation without giving at least thirty (30) days’ prior written notice to Lender of such change.

4.14.                     Maintenance of Existence; Fundamental Changes. Each Borrower entity hereby covenants and agrees that it shall preserve and maintain its corporate existence, franchises and privileges in its jurisdiction of incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary, and the failure to be so qualified would materially adversely affect the business of Borrower.

4.15.                     Borrowings and Lease Expenditures. Borrower covenants and agrees that it shall not create, incur, assume, or suffer to exist any liability for borrowed money or under capital leases, except (i) liability for borrowed money owed to Lender, (ii) purchase money obligations outstanding on the Closing Date and reflected on Borrower’s most recent financial statements that are secured by purchase money collateral only, and (iii) obligations under capital leases outstanding on the Closing Date and reflected on Borrower’s most recent financial statements.

ARTICLE V

AGREEMENT TO LEND

5.1.                            Commitment of Lender. On the basis of the covenants, agreements, warranties and representations of Borrower contained in this Agreement and subject to the terms and conditions herein set forth herein, Lender agrees to lend to Borrower a sum not to exceed Five Million Fifty Thousand and No/100 Dollars ($5,050,000.00). The proceeds of the Loan shall be disbursed by Lender as herein provided, and the performance of Borrower’s obligations under this Agreement.

5.2.                            Initial Disbursement. Lender shall fund on the Closing Date, the sum of Two Million Five Hundred Fifty Thousand and No/100 Dollars ($2,550,000.00) (the “Initial Disbursement”), which amount represents the purchase price of the Stock.

5.3.                            Conditions Precedent to Initial Disbursement. Lender shall have no obligation to make the first disbursement of the proceeds of the Loan until Borrower has satisfied all other requirements and conditions precedent contained herein for any disbursement of any proceeds of the Loan.

5.4.                            Additional Conditions Precedent to Subsequent Advances. The following are additional conditions precedent to any obligation of Lender to make any subsequent disbursement to the Initial Disbursement (the “Additional Disbursement”) of the proceeds of the Loan:

(a)                                 Performance. The continued performance, observance and compliance in all material respects by Borrower of and with all of the warranties, covenants and agreements of Borrower contained herein (whether or not non-performance constitutes an Event of Default).

(b)                                 Contractor. Lender shall maintain the following approval rights with respect to any contractor that provides work in connection with the Alpine valley project: (i) the right to approve identity of any general contractor in charge of constructing the Alpine Valley Improvements; (ii) such general contractor’s completion, performance and payment bonds and contractor’s insurance; and (iii) the terms and conditions of the construction contract between Borrower and such general contractor, and the form of assignment (with consent) of such construction contract.

(c)                                  Architect. If Borrower desires to use an architect in connection with the Alpine Valley Project, Borrower must obtain Lender’s prior approval of the identity of the architect for the Alpine Valley Project (and such architect’s professional liability insurance coverage) and the terms and conditions of the contract between Borrower and such architect, and the form of assignment (with consent) of such contract.

(d)                                 Defaults, Condemnations, Actions, Forfeitures, Bankruptcy, Adverse Change or Casualty. Lender shall not be obligated to make Additional Disbursements if: (i) an Event of Default shall have occurred and be continuing under the Loan Documents; (ii) any condemnation has been commenced or threatened with respect to the Alpine Valley Premises, the easements related thereto, or any interest therein or any part thereof which, if prosecuted to completion, would have a material adverse effect on the ability to construct or operate the Alpine Valley Project; (iii) any Legal Prohibition exists the effect of which is to prohibit, enjoin (or to declare, unlawful or improper) or otherwise materially adversely affect, in Lender’s judgment, the performance by any party of its obligations hereunder or as contemplated hereby; (iv) Lender has reasonable cause to believe that the Alpine Valley Project might be subject to forfeiture under any federal or state law, including without limitation, the Racketeer Influenced and Corrupt Organizations Act of 1970, for which forfeiture of assess is a potential penalty (a “Forfeiture Law”); or (v) any Bankruptcy (as hereinafter defined) shall occur.

5.5.                            Use of Advances. In addition to, and without limitation of any other term and provision hereof relating to Additional Disbursements by Lender for any category contained in the Alpine Valley Project Budget, it is expressly understood and agreed that the Alpine Valley Project Budget reflects by category the purposes for which funds advanced hereunder are to be used, and Lender shall not be required to disburse for any category or purpose more than the amount specified therefor in the Alpine Valley Project Budget. Borrower warrants and agrees that the proceeds of the Loan will be used only to the extent necessary for the payment of items referenced in the Alpine Valley Project Budget in accordance with the applicable Request for Advance, and for no other purpose. Except to the extent permitted under Section 5.10 below, Borrower may not reallocate amounts shown in the Alpine Valley Project Budget to different categories thereon, without Lender’s prior written consent, which consent may be withheld in its sole and absolute discretion.

5.6.                            Construction Advances. Subject to the satisfaction of the terms and conditions herein contained, Additional Disbursements will be made monthly by Lender to Borrower, it being understood that in no event shall Lender be required to make more than one (1) disbursement in a calendar month. As a condition to making each advance hereunder, Lender shall be given a Request for Advance satisfying the requirements set forth in Section 3.2 hereof at least ten (10) banking business days prior to the anticipated date of the disbursement of funds. With respect to the final advance for the Alpine Valley Project, such Request for Advance shall also be accompanied by the documents called for in Section 3.3 hereof. Each advance hereunder shall be made at the office of Lender at its address specified in Section 8.7. Lender, at its option, may (i) disburse funds directly to Borrower, or the construction contractor, or any subcontractor, supplier, laborer or materialman, or (ii) make disbursements through an escrow established by Borrower and Lender for such purpose with the Title Company.

5.7.                            Retainage. Unless waived or otherwise agreed in writing by Lender for any particular contract or subcontract, the Construction Contract shall require a retainage (a percentage of the Contract Price) reasonably acceptable to Lender, which retainage shall not be required to be paid until at least thirty (30) days after the Alpine Valley Project is completed. Lender shall retain a portion of each Additional Disbursement of the Loan proceeds equal to the retention percentage and Lender, at Lender’s option, may release some or all of such retainage earlier than final completion of the Alpine Valley Project. In no event shall Lender be required to advance any funds with respect to the retainage provided for in the Construction Contract or any subcontract until such time as

Borrower has actually paid, or is required to pay the amount of such retainage pursuant to the terms of the applicable contract or subcontract.

5.8.                            Interest on the Note. Borrower hereby irrevocably authorizes and directs Lender to disburse Loan funds for payment of interest under the Note, if not paid by Borrower when due, directly to itself by journal entry, without further authorization by Borrower. All such amounts shall be evidenced by the Note and secured by the Mortgage and all of the other Loan Documents.

5.9.                            Payment of Note. Upon the payment of the Note and the release of the Mortgage, Lender shall have no further obligation to disburse any Loan proceeds hereunder.

5.10.                     Budget Reallocations. The Alpine Valley Project Budget shall not be revised, supplemented or amended without Lender’s prior written consent; provided, however, that if the proposed revisions, supplements or amendments do not affect the aggregate figures set forth in the Alpine Valley Project Budget, Borrower may, without Lender’s prior written consent, (i) reallocate the amounts of specific cost categories in either such budget to other cost categories in such budget if the reallocation does not amount to a ten percent (10.00%) or greater change in the original amount of the reallocated cost category, (ii) reallocate cost savings under one cost category to any other cost category, and (iii) use funds from the contingency reserve to cover overages under any cost category. Upon the occurrence of an Event of Default, Lender may allocate any cost category on the Alpine Valley Project Budget for any other cost category.

5.11.                     Storage of Materials. Subject to the Alpine Valley Project Budget, Lender shall make disbursements of the Loan to pay for Construction Costs actually incurred by Borrower for stored materials required in connection with the construction of the Alpine Valley Project, provided that: (a) such materials are in accordance with the Plans and Specifications approved by Lender; (b) such materials are securely stored, properly inventoried, and clearly stenciled or otherwise marked to indicate that they are the property of Borrower; (c) such materials, if stored off-site, are stored in a bonded warehouse or with a contractor, materialman or fabricator who bears the risk of loss until delivery and installation of such materials in the Alpine Valley Project as part of the work in place, and who has, if requested by Lender, supplied a bond securing such contractor’s, materialman’s or fabricator’s obligation to so deliver and install, such bond shall be issued by a company, in an amount and in form and substance satisfactory to Lender and shall name Lender as a dual obligee; (d) the bills of sale and contracts under which such materials are being provided shall be, if requested by Lender, in form and substance satisfactory to Lender; (e) such materials are insured against casualty, loss and theft in a manner satisfactory to Lender; (f) Borrower owns such materials free and clear of all liens and encumbrances of any nature whatsoever and establishes such ownership by evidence satisfactory to Lender; and (g) Borrower executes and delivers to Lender such additional security documents as Lender shall reasonably deem necessary to create and perfect a first lien in such materials as additional security for the Note.

5.12.                     No Waiver, Borrower’s Continuing Obligations. No advance or disbursement hereunder shall constitute a waiver of any condition precedent to the obligation of Lender to make any Additional Disbursement hereunder, or preclude Lender from thereafter declaring the failure of Borrower to satisfy such condition precedent to be an Event of Default. The making of an Additional Disbursement hereunder shall not be deemed an approval or acceptance by Lender of any work or material therefore completed, installed or delivered. Borrower agrees that Lender’s refusal to advance funds under the provisions of this Agreement shall not alter or diminish any of Borrower’s other obligations hereunder, or prevent any failure of Borrower to perform any of its obligations from becoming an Event of Default.

ARTICLE VI

EVENTS OF DEFAULT: REMEDIES

6.1.                            Each of the following shall constitute an “Event of Default” under this Agreement:

(a)                                 Failure to Pay. Borrower shall fail to pay, within ten (10) days of when due following receipt of written notice from Lender (whether at the Maturity Date or by acceleration, or as part of any prepayment or otherwise), any installment of principal or interest on the Note, or any other payment required under any Loan Document; or

(b)                                 Failure to Perform. Borrower fails to comply with, keep or perform any of its undertakings, covenants, its other obligations, agreements, conditions or warranties under any of the Loan Documents (other than a failure described in Section 6.l(a)), and such failure continues for a period of thirty (30) days after notice thereof to Borrower; or

(c)                                  Incorrect Representation. Any representation, warranty, covenant or certification made in or pursuant to this Agreement by Borrower, or otherwise made in writing in connection with or as contemplated by this Agreement by Borrower, including, without limitation, as to Borrower’s financial condition or credit, shall be misleading, incorrect or false in any material respect as of the time made or furnished, and Lender shall have provided five (5) days prior written notice to Borrower of the existence of a misleading, incorrect or false representation; or

(d)                                 Prohibited Transfers. The occurrence of any Prohibited Transfer; or

(e)                                  Liens. Any Lien or notice of a Lien is filed or served against Borrower or the Alpine Valley Premises and remains unsatisfied for a period of ten (10) days after the date of filing thereof, unless bonded in a manner satisfactory to Lender and the Title Company; or

(f)                                   Junior Financing. Borrower enters into any secondary or additional financing agreements or arrangements of any kind whatsoever with respect to the Alpine Valley Premises (including, without limitation, any financing secured, in whole or in part, by all or any part of or interest in the Alpine Valley Premises), without the prior written consent of Lender; or

(g)                                  Adverse Rezoning. The Alpine Valley Premises (or any portion thereof) is rezoned (except for such rezoning as does not cause a material adverse affect upon the use of the Alpine Valley Premises), either voluntarily or involuntarily, or any agreement for any of the foregoing is entered into, without the prior written consent of Lender; or

(h)                                 Injunctions. Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Lender, Borrower or the

Construction Company, or any of them, from performing any of their obligations under this Agreement, and such order or decree is not vacated, and the proceedings out of which such order or decree arose are not dismissed, within sixty (60) days after the granting of such decree or order; or

(i)                                     Bankruptcy. Borrower: (i) makes an assignment for the benefit of creditors; (ii) petitions or applies to any court for the appointment of a trustee or receiver for itself or for any substantial part of its assets or for the Alpine Valley Premises or any portion thereof, or commences any proceedings under any bankruptcy, arrangement, insolvency, readjustment of debt or reorganization statute or law of any jurisdiction, whether now or hereafter in effect; (iii) if any such petition or application is filed or any such proceedings are commenced, and Borrower, by any act indicates any approval thereof, consent thereto, or acquiescence therein; (iv) an order is entered appointing any such trustee or receiver, or adjudicating Borrower, bankrupt or insolvent, or approving the petition in any such proceeding; or (v) if any petition or application for any such proceeding or for the appointment of a trustee or receiver is filed by any third party against Borrower, or its assets or the Alpine Valley Premises, or any portion thereof, and any of the aforesaid proceedings is not dismissed within sixty (60) days of its filing; (all of the forgoing are herein collectively referred to as a “Bankruptcy” ); or

(j)                                    Compliance with Laws. Borrower fails to comply with (or to bond or indemnify Lender to its satisfaction with regard to) any material requirement (including, without limitation, compliance with all applicable zoning, building, health, fire and environmental laws, rules, regulations and ordinances) of any governmental authority having jurisdiction within thirty (30) days after such Borrower has a notice of such requirement; or

(k)                                 Project Agreements. (i) Borrower fails in any material respect to comply with, keep or perform any of its obligations, covenants, warranties, agreements or undertakings under any of the Project Agreements, or any tenant lease; (ii) Borrower suffers any condition to exist which would provide a basis for any other party to any of the foregoing to terminate its obligations thereunder or to declare a default thereunder, and such failure or the existence of such condition continues beyond any applicable grace or cure period; or (iii) any of the material Project Agreements is terminated for any reason without the prior written consent of Lender; or

(l)                                     New Taxes. The imposition of a tax (other than a state or federal income tax) upon or payable by Lender by reason of its ownership of any of the Loan Documents, if: (i) Borrower has not paid said tax within thirty (30) days after delivery of a tax bill therefor and demand by Lender; (ii) it would be illegal for Borrower to pay said tax; or (iii) the payment of said tax by Borrower would result in violation of the usury laws of any state which are applicable hereto; or

(m)                             Forfeitures. The filing of formal charges, by any governmental or quasi-governmental entity, including without limitation, the issuance of an indictment, under a Forfeiture Law against Borrower; or

(n)                                 Deviation from Plans and Specifications. The occurrence, without Lender’s prior written consent thereto, of any material deviation in the construction of the Alpine Valley Project from the Plans and Specifications approved by Lender (as modified by allowed change orders).

6.2.                            Remedies. Upon the happening of any Event of Default, Lender shall have the right, in addition to all the remedies conferred upon Lender by law or equity or the terms of any Loan Document, to do any or all of the following, concurrently or successively, without notice to Borrower:

(a)                                 Acceleration. Declare to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; or

(b)                                 Cessation of Advances. Immediately terminate Lender’s obligations under this Agreement to extend credit of any kind or to make any disbursement, whereupon the commitment and obligation of Lender, to extend credit or to make disbursements hereunder shall terminate; or

(c)                                  Completion of Alpine Valley Project. Enter upon and take possession of the Alpine Valley Premises and all material, equipment and supplies thereon and do anything necessary or desirable to complete the construction of the Alpine Valley Improvements and to fulfill the obligations of Borrower hereunder and to sell, manage, maintain repair and protect the Alpine Valley Project. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution: (i) to pay, settle or compromise all existing bills and claims which may be liens or security interests against the Alpine Valley Premises or any fixtures or equipment thereon, or as may be necessary or desirable for the clearance of title or otherwise; (ii) to use any funds of Borrower, including any Loan balance which might not have been disbursed for the purpose of completing construction of the Alpine Valley Improvements; (iii) to execute all applications and certificates in the name of Borrower which may be required to carry out the intent and purpose hereof; (iv) to employ such contractors, subcontractors, architects and others as Lender may deem appropriate; (v) to do any and every act which Borrower might do on its own behalf, including, without limitation, to enter into leases of any portion of the Alpine Valley Premises; and (vi) to prosecute or defend any and all actions or proceedings involving the Alpine Valley Premises, or any fixtures, equipment or other installations thereon; it being understood and agreed that this power of attorney is coupled with an interest and cannot be revoked. Lender and its designees, representatives, agents, licensees and contractors shall be entitled to the entry, possession and use contemplated herein without the consent of any party and without any legal process or other condition precedent whatsoever. Borrower acknowledges that any denial of such entry, possession and use by Lender will cause irreparable injury and damage to Lender and agrees that Lender may forthwith sue for any remedy to enforce the immediate enjoyment of such right. Borrower hereby waives the posting of any bond as a condition for granting such remedy.

(d)                                 Fees and Expenses. In the event of the occurrence of any Event of Default hereunder, to the extent permitted by law, Borrower will pay Lender’s reasonable attorneys fees and disbursements and court costs (including those relating to appeals) and all related expenses in connection with the enforcement of this Agreement, or any of the Loan Documents.

ARTICLE VII

ADDITIONAL TERMS OF THE LOAN

7.1.                            No Further Disbursements. Lender has no obligation to disburse Loan proceeds after the Maturity Date, even if the Alpine Valley Improvements have not been completed. In the event the Alpine Valley Improvements have not been completed, Borrower agrees to complete the Alpine Valley Improvements diligently using Borrower’s own funds. In its sole discretion, Lender may (but is not obligated to) make further disbursements after the Maturity Date (for example, to pay mechanics’ liens, respond to stop notices or otherwise preserve its collateral), and all such disbursements will be deemed advances under the Note secured by the Mortgage and other Loan Documents.

ARTICLE VIII

MISCELLANEOUS

8.1.                            Indemnity. Except to the extent resulting solely from Lender’s gross negligence or intentional misconduct, Borrower agrees to protect, defend, indemnify and hold Lender harmless for, from and against any and all loss, liability, damage, suit, claim, expense, fees and costs (including, without limitation, any injury or damage to person and/or property occurring on or about the Alpine Valley Premises, any court costs and attorneys’ fees) arising out of or relating to: (a) Lender’s entering into and/or carrying out the terms of this Agreement; (b) Lender’s being the holder of the Note, the Mortgage, the Assignment of Leases and other Loan Documents, or after Borrower’s default hereunder; (c) the operation or completion of construction of the Alpine Valley Improvements.

8.2.                            Protective Advances. Upon the occurrence of any Event of Default hereunder, or under any other Loan Document, then and in any such event, Lender may (but shall in no event be required to) make any payment or perform any term, provision, condition, covenant or agreement required of Borrower, and/or cure any such Event of Default. In such event, Lender shall promptly notify Borrower of the actions taken or amounts expended by Lender. Any amounts expended by Lender in so doing, or in exercising its rights and remedies hereunder, shall constitute advances hereunder, the payment of which is additional indebtedness secured by the Loan Documents due and owing at Lender’s demand, with interest at the Past Due Rate (as defined in the Note) from the date of disbursement thereof until fully paid. No further direction or authorization from Borrower shall be necessary for such disbursements, and all such disbursements shall satisfy pro tanto the obligations of Lender with respect to the funds so disbursed. The execution of this Agreement by Borrower shall and hereby does constitute an irrevocable direction and authorization to Lender to so disburse such funds and make such performance.

8.3.                            Assignments.

(a)                                 Lender. Lender may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement or grant participations herein, or in any of its rights and security hereunder, including, without limitation, the Mortgage and the Note and, in case of such assignment, Borrower will accord full recognition thereto and agree that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. In connection with any such assignment, participation or other transfer, Borrower agrees that Lender may deliver copies to any potential participant or other transferee of all documents, instruments, financial statements and other information from time to time furnished to Lender pursuant hereto or in connection therewith. Notwithstanding anything in this Section 8.3 to the contrary, prior to the time the Loan is fully funded, Lender shall remain the lead lender and shall remain obligated to Borrower to fund the Loan (or to cause the Loan to be funded). From and after the date the Loan is fully funded, the Loan and all Loan Documents may be assigned by Lender, without Borrower’s consent, or Lender may sell participation interests in the Loan, to one or more institutional lenders, who shall succeed to Lenders rights, duties and obligations with respect to the Loan.

(b)                                 Borrower. Borrower shall not assign, attempt to assign or suffer the assignment of its rights under this Agreement, either voluntarily or by operation of law, without the prior consent of Lender.

8.4.                                Lender’s Actions. Any authority herein conferred upon Lender and any action taken by Lender hereunder are only for Lender’s own protection, and Lender does not and shall not be deemed to have assumed any responsibility to Borrower or to any other person or persons with respect to any such action herein authorized or taken by Lender. No person shall be entitled to rely upon, or claim to have relied upon, any action taken or failed to have been taken by Lender or any of its representatives.

8.5.                            Time is of the Essence. Time is of the essence of this Agreement.

8.6.                            Waivers. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

8.7.                            Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and delivered personally or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, addressed in the case of Borrower to:

Peak Resorts, Inc.

17409 Hidden Drive

Wildwood, Missouri 63025

Attn: Stephen Mueller

with a courtesy copy to:

David Jones, Esq.

Helfrey Neiers & Jones PC

120 S Central Ave Ste 1500

Saint Louis, MO 63105-1796

in the case of Lender to:

EPT Ski Properties, Inc.

c/o EPR Properties

909 Walnut Street, Suite 200

Kansas City, MO 64106

with a courtesy copy to:

Timothy Laycock, Esq.

Stinson Morrison Hecker LLP

1201 Walnut Street, Suite 2600

Kansas City, Missouri 64106-2150

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until ten (10) days after served or given to the other party in the manner provided above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally, or if mailed, two (2) business days after it shall have been deposited in the United States mails as aforesaid.

8.8.                            Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective successors and assigns, except that unless Lender consents in writing, no assignment made by Borrower in violation of this Agreement shall confer any rights on any assignee of Borrower.

8.9.                            No Partnership. Nothing herein, or in the Mortgage, the Note, or in any other Loan Document, and no action or inaction whatsoever on the part of Lender, shall be deemed to make Lender a partner or joint venturer with Borrower, and Borrower shall protect, defend, indemnify and hold Lender harmless for, from and against all claims, loss, cost, expense (including attorneys fees) and damages arising out of, in connection with, or from the relationship between Lender and Borrower being construed as or alleged to be anything other than that of Lender and Borrower.

8.10.                     Form and Substance. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to Lender shall be in form and substance satisfactory to Lender. Wherever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender, to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall, except as otherwise provided herein, be in the sole and absolute discretion of Lender and shall be final and conclusive. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

8.11.                     Further Assurances. Borrower agrees that at any time or from time to time, upon the written request of Lender, it will execute, and, if required, record, file (and pay all fees, taxes or other expenses relating thereto) all such further documents and do all such other acts and things as Lender may reasonably request to effectuate the transaction contemplated herein.

8.12.                     Entire Agreement. This Agreement and the Exhibits hereto, and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no provision of any Loan Document may be waived, terminated, modified or amended in any manner other than by supplemental written agreement against whom such waiver, termination, modification or amendment is sought to be enforced.

8.13.                     Severability. If any provisions of this Agreement or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

8.14.                     No Third Party Beneficiary. This Agreement is made for the sole benefit of Borrower and Lender, and no other person shall be deemed to have any privity of contract hereunder, nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

8.15.                     Setoff. Without limitation of any other right or remedy of Lender hereunder or provided by law, any indebtedness now or hereafter owing from Lender to Borrower (including, without limitation, any amounts on deposit in any demand, time, savings passbook or like account maintained by Borrower with Lender) may be offset and applied by Lender against any and all amounts due from any Borrower to Lender hereunder, or under the Note, the Mortgage, or the other Loan Documents.

8.16.                     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

8.17.                     Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

8.18.                     Counterparts, Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, an all of which together shall constitute but one and the same agreement. Any signature page delivered by facsimile transmission, portable document format (PDF), or electronic mail shall be treated in all manner and respects as an original document.

8.19.                     USA Patriot Act Notice. Lender hereby notifies Borrower, and Borrower hereby acknowledges, that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow lender to identify Borrower in accordance with the Act.

8.20.                     REIT Limitations. At such time as Lender in this Agreement may be a real estate investment trust, the following provisions shall apply: anything contained in this Agreement to the contrary notwithstanding, Borrower shall not sublet or assign the Alpine Valley Project or this Agreement to any person that Lender owns, directly or indirectly (by applying constructive ownership rules set forth in Paragraph 856(d)(5) of the Internal Revenue Code, (the “Code”)), a ten percent (10.00%) or greater interest, within the meaning of Section 856(d)(2)(B) of the Code.

8.21.                     WAIVER OF JURY TRIAL. BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR UNDER ANY OTHER LOAN DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY BE DELIVERED IN THE FUTURE IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

8.22.                     ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (CREDITOR OR LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. BY SIGNING BELOW, YOU AND WE AGREE THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN US.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their duly authorized representatives as of the day, month and year first above written.

“LENDER”

EPT SKI PROPERTIES, INC.,
a Delaware corporation

/s/ Gregory K. Silvers
By:	Gregory K. Silvers
Its:	Vice President

“BORROWER”

SYCAMORE LAKE, INC.,
an Ohio corporation

/s/ Timothy D. Boyd
By:	Timothy D. Boyd
Its:	President

PEAK RESORTS, INC.,
a Missouri corporation

/s/ Timothy D. Boyd
By:	Timothy D. Boyd
Its:	President

LIST OF EXHIBITS

Exhibit A — Legal Description — Alpine Valley

Exhibit B — Copy of Alpine Valley Budget

Exhibit C — Permitted Exceptions — Alpine Valley Land

EXHIBIT A

Legal Description — Alpine Valley Land

Situated in the Township of Munson, County of Geauga, State of Ohio, described as follows:

PARCEL 1:

BEGINNING IN THE CENTER LINE OF MAYFIELD ROAD AT THE SOUTHEASTERLY CORNER OF LAND IN LOT NO. 4 CONVEYED TO RALPH AND BETTIE SCHEELE BY DEED RECORDED IN VOLUME 270, PAGE 206 OF GEAUGA COUNTY RECORDS OF DEEDS;

THENCE N. 21 DEG. 22 40’ W. 320.1 FEET TO AN IRON PIPE AT THE NORTHEASTERLY CORNER OF SAID LAND; THENCE S. 68 DEG. 37’ 20” W. 202.0 FEET TO AN IRON PIPE AT THE NORTHWESTERLY CORNER OF SAID LAND; THENCE N. 21 DEG. 22’ 40” W. ALONG THE EASTERLY LINE OF LAND CONVEYED TO ERNEST AND MARGARET MILLER BY DEED RECORDED IN VOLUME 259, PAGE 100, 835.75 FEET TO AN IRON PIPE AT THE NORTHEASTERLY CORNER OF SAID MILLER LAND;

THENCE N. 85 DEG. 59’ 00’ W. ALONG THE NORTHERLY LINE OF SAID LAND AND A PROLONGATION THEREOF, A TOTAL DISTANCE OF 891.4 FEET TO AN IRON PIPE AT THE SOUTHEASTERLY CORNER OF LAND CONVEYED TO CONSTANCE SEDLON BY DEED RECORDED IN VOLUME 225, PAGE 457; THENCE N. 05 DEG. 11 00” E. ALONG THE EASTERLY BOUNDARY OF SAID LAND 564.3 FEET TO AN IRON PIPE AT THE SOUTHWESTERLY CORNER OF LAND CONVEYED TO EUGENE ADAMS BY DEED RECORDED IN VOLUME 245, PAGE 581; THENCE S. 81 DEG. 23’ 00” E. ALONG THE SOUTHERLY LINE OF SAID ADAMS LAND AND THE SOUTHERLY LINE OF LAND CONVEYED TO ARTHUR ADAMS BY DEED RECORDED IN VOLUME 245, PAGE 583, A TOTAL DISTANCE OF 819.3 FEET TO AN IRON PIPE AT THE SOUTHEASTERLY CORNER OF SAID LAND OF ARTHUR ADAMS; THENCE N. 05 DEG. 22’ 40” E. ALONG THE EASTERLY LINE OF SAID LAND 950.0 FEET TO AN IRON PIPE IN THE NORTHERLY LINE OF TRACT NO. 3; THENCE EASTERLY ALONG SAID TRACT LINE ABOUT, 1155 FEET TO AN IRON PIPE AT THE SOUTHWESTERLY CORNER OF SUBLOT NO. 3 OF CARROLL SUBDIVISION AS SHOWN ON PLAT RECORDED IN VOLUME 8, PAGE 48 OF GEAUGA COUNTY RECORDS OF PLATS; THENCE N. 88 DEG. 14’ 20” E. ALONG THE SOUTHERLY LINE OF SAID SUBLOT 385.64 FEET TO AN IRON PIPE THENCE ALONG A CURVE DEFLECTING TO THE RIGHT BY A RADIUS OF 1245.0 FEET FOR A DISTANCE OF 180.0 FEET TO AN IRON PIPE AT THE INTERSECTION OF THE WESTERLY MARGINS OF ALLEN DRIVE AND RAYMOND DRIVE, THE CHORD OF SAID COURSE BEING N. 03 DEG. 18’ 00” E. 179.85 FEET; THENCE S. 51 DEG. 58 20” E. ALONG THE SOUTHWESTERLY MARGIN OF ALLEN DRIVE 155.66 FEET; THENCE ALONG A CURVE DEFLECTING TO THE LEFT BY A RADIUS OF 45.0 FEET FOR A DISTANCE OF 99.37 FEET TO AN IRON PIPE, THE CHORD OF SAID COURSE BEING S. 64 DEG. 46’ 2” N. 80.38 FEET; THENCE ALONG A

CURVE DEFLECTING TO THE LEFT BY A RADIUS OF 1185.0 FEET FOR A DISTANCE OF 168.21 FEET TO AN IRON PIPE, THE CHORD OF SAID COURSE BEING S. 02 DEG. 33’ 48” E. 168.08 FEET; THENCE S. 06 DEG. 37’ 48” E. 200.0 FEET TO AN IRON PIPE AT THE SOUTHWESTERLY CORNER OF SUBLOT NO. 2 OF SAID SUBDIVISION; THENCE S. 82 DEG. 48’ 45” E. 257.15 FEET TO AN IRON PIPE, AT THE NORTHWESTERLY CORNER OF SUBLOT NO.1; THENCE ALONG THE BOUNDARY OF SUBLOT NO. 1; S 10 DEG 02’ 05” W. 365.69 FEET TO AN IRON PIPE S. 56 DEG. 14’ 10” E. 107.75 FEET TO AN IRON PIPE AND N. 48 DEG. 17’ 00” 3. 479.88 FEET TO THE CENTER LINE OF FOWLER’S MILL ROAD AT A POINT WHICH IS N. 06 DEC. 15’ 00” 3. 35.69 FEET FROM AN IRON PIN AT THE INTERSECTION OF THE CENTERLINES OF FOWLER’S MILL ROAD AND ALLEN DRIVE; THENCE S.06 DEG. 15’ 00” W. ALONG THE CENTER LINE OF FOWLERS MILL ROAD 47.79 FEET TO THE NORTHEASTERLY CORNER OF LAND CONVEYED TO FLORENCE I. MCGEOUGH BY DEED RECORDED IN VOLUME 229, PAGE 195; THENCE SOUTHWESTERLY ALONG THE NORTHWESTERLY BOUNDARY OF SAID LAND ABOUT 673 FEET TO THE MOST WESTERLY CORNER THEREOF; THENCE EASTERLY ALONG THE SOUTHERLY BOUNDARY OF SAID LAND ABOUT 65 FEET TO THE NORTHWESTERLY CORNER OF LAND CONVEYED TO ELEANORE AND EDMUND CHRISTIAN BY DEED RECORDED IN VOLUME 213, PAGE 220; THENCE SOUTHERLY ALONG THE WESTERLY BOUNDARY OF SAID CHRISTIAN LAND AND LAND (SECOND PARCEL) CONVEYED TO PEARL FREEMAN BY DEED RECORDED IN VOLUME 246, PAGE 313 TO THE SOUTHWESTERLY CORNER OF SAID FREEMAN LAND; THENCE ALONG THE BOUNDARY OF LAND CONVEYED TO ADOLPH AND MARVIN SPEYER BY DEED RECORDED IN VOLUME 311, PAGE 369; S. 77 DEG. 46’ 00” W. 228.1 FEET, S. 54 DEG. 36’ 00” W. 199.3 FEET, AND S. 05 DEC. 58’ 00” E. 257.5 FEET TO THE CENTER LINE OF MAYFIELD ROAD AND THROUGH AN IRON PIPE 31.80 FEET THEREFROM; THENCE S. 64 DEG. 41’ 00” W. ALONG THE CENTER LINE OF MAYFIELD ROAD TO THE PLACE OF BEGINNING, CONTAINING 99.39 ACRES, AS APPEARS BY THE RECORDS OF GEAUGA COUNTY.

PARCEL 2:

SITUATED IN THE TOWNSHIP OF MUNSON, COUNTY OF GEAUGA AND STATE OF OHIO AND KNOWN AS BEING PART OF LOT NO. 35, TRACT NO. 3 OF SAID TOWNSHIP AND BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING IN THE CENTERLINE OF SHERMAN ROAD AT A POINT WHICH IS SOUTH 85° 26’ 00” EAST 800.00 FEET FROM THE NORTHEASTERLY CORNER OF LANDS CONVEYED TO MARY L. MERKLE BY DEED RECORDED IN VOLUME 242, PAGE 627 OF GEAUGA COUNTY RECORDS OF DEEDS; THENCE SOUTH 03° 40’ 45” WEST ABOUT 1857.26 FEET TO AN IRON PIPE FOUND IN THE NORTHERLY LINE OF LOT NO. 21 AND THE PRINCIPAL PLACE OF BEGINNING; THENCE SOUTH 86° 35’ 20” EAST A DISTANCE OF 223.00 FEET TO AN IRON PIPE FOUND; THENCE SOUTH 03° 12’ 24” WEST A DISTANCE OF 951.01 FEET TO AN IRON PIPE FOUND;

THENCE NORTH 83° 29’ 26” WEST A DISTANCE OF 819.61 FEET TO AN IRON PIPE FOUND; THENCE NORTH 03° 30’ 58” EAST A DISTANCE OF 698.44 FEET TO AN IRON PIPE FOUND AT THE SOUTHEAST CORNER OF LANDS CONVEYED TO L. & F.

NOWJACK BY DEED RECORDED IN VOLUME 246, PAGE 123 OF GEAUGA COUNTY RECORDS OF DEEDS; THENCE NORTH 02° 52’ 22” EAST A DISTANCE OF 207.91 FEET TO AN IRON PIPE FOUND IN THE NORTHERLY LINE OF LOT NO. 35;

THENCE SOUTH 86° 37’ 39” EAST A DISTANCE OF 592.60 FEET TO THE PRINCIPAL PLACE OF BEGINNING AND CONTAINS 17.40 ACRES OF LAND ACCORDING TO THE SURVEY OF WILLARD F. SCHADE JR., REGISTERED SURVEYOR, S-6008, IN THE AUGUST 1978. BEARINGS REFER TO AN ASSUMED MERIDIAN AND ARE USED TO DESCRIBE ANGLES ONLY.

PARCEL 3:

SITUATED IN THE TOWNSHIP OF MUNSON, COUNTY OF GEAUGA AND STATE OF OHIO: AND BEING A PART OF ORIGINAL LOT NOS. 4 AND 35, OF TRACT NO. 3 WITHIN SAID TOWNSHIP AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE CENTER LINE OF THE CLEVELAND-MEADVILLE (MAYFIELD) ROAD, SO CALLED, AND AT THE SOUTHWESTERLY CORNER OF LAND CONVEYED OCTOBER 21ST, 1931, TO HAROLD A. CARROLL BY DEED RECORDED AT VOLUME 189, PAGE 80 OF GEAUGA COUNTY RECORDS OF DEEDS. THENCE SOUTH 64 DEG. 41 MIN. WEST, ALONG THE SAID ROAD CENTER LINE A DISTANCE OF 220.0 FEET. THENCE NORTH 21 DEG. 22 MIN. 40 SEC. WEST, A DISTANCE OF 1288.8 FEET TO A SOUTHERLY LINE OF LANDS (PARCEL NO. 5) CONVEYED OCTOBER 21ST, 1931, TO J. RAYMOND CARROLL ET AL BY AFFIDAVIT OF TRANSFER RECORDED AT VOLUME 189, PAGE 79 OF GEAUGA COUNTY RECORDS OF DEEDS; THENCE SOUTH 85 DEG. 59 MIN. EAST, ALONG THE SAID CARROLL LINE, A DISTANCE OF 242.95 FEET TO AN IRON PIPE AT AN ANGLE THEREIN; THENCE SOUTH 21 DEG. 22 MIN. 40 SEC. EAST, ALONG A SOUTHWESTERLY LINE OF THE CARROLLS LANDS, AND THE AFORENOTED HAROLD A, CARROLL LANDS, A TOTAL DISTANCE OF 1169.5 FEET TO THE PLACE OF BEGINNING, AND THRU AN IRON PIPE 30.05 FEET THEREFROM, CONTAINING 6.19 ACRES.

EXCEPTING AND RESERVING THE FOLLOWING DESCRIBED PROPERTY:

SITUATED IN THE TOWNSHIP OF MUNSON, COUNTY OF GEAUGA AND STATE OF OHIO AND BEING PART OF ORIGINAL LOT NO. 4, OF TRACT NO. 3 WITHIN SAID TOWNSHIP AND DESCRIBED AS FOLLOWS:

BEGINNING IN THE CENTER LINE OF MAYFIELD ROAD AT THE SOUTHEASTERLY CORNER OF LANDS CONVEYED TO CHARLES A. AND HILDA BURRIS BY DEED RECORDED IN VOLUME 374, PAGE 75 OF THE GEAGUA COUNTY RECORDS OF DEEDS; THENCE N. 21° 22’ 40” W. ALONG THE EASTERLY LINE OF SAID BURRIS 435.6 FEET; THENCE N. 64° 41’ E. 185 FEET; THENCE S. 21° 22’ 40” E. 435.6 FEET TO THE CENTER LINE OF MAYFIELD ROAD; THENCE S. 64° 41’ W. ALONG SAID CENTER LINE 185 FEET TO THE POINT OF BEGINNING, CONTAINING 1.85 ACRES.

EXHIBIT B

Copy of Alpine Valley Project Budget

Chagrin Transformer Pump Installed	$15,000
New North Pumping Upgrades	120,000
New South Pumping Upgrades with Building and Intake	300,000
Primary Power Upgrades	150,000
4000’ Piping/Installed	150,000
40 Hydrants Installed	20,000
5000’ Cabling Installed	50,000
20 Pedestals Installed	20,000
Disconnects	15,000
20 Super PoleCats Installed	430,000
5 Standard PoleCats Installed	95,000
Preliminary Total	1,365,000
10% contingency	135,000
Total snowmaking	1,500,000
Used lift	750,000
Grading, labor, miscellaneous	250,000
$2,500,000

B-1

EXHIBIT C

Permitted Exceptions — Alpine Valley Land

None other than those set forth in Schedule B of that certain Loan Policy of Title Insurance Policy No. NCS-572246-OPKS, issued by First American Title Insurance Company.

C-1